ASSIGNMENT AND ASSUMPTION OF LEASE


      THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into as of the 20th day of September, 2004, by and BETWEEN HERKIMER RD. & EUCLID RD. DEVELOPMENT, LLC, a New York limited liability company ("Assignor"), and AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a Minnesota limited partnership, whose corporate general partner is AEI Fund Management XXI, Inc., a Minnesota corporation, and AEI ACCREDITED INVESTOR FUND 2002 LIMITED PARTNERSHIP, whose corporate general partner is AEI Fund Management XVIII, Inc., a Minnesota corporation ("Assignee").

                            RECITALS:

A. Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated March 18, 2004, (the "Agreement"), pursuant to which Assignee is acquiring from Assignor the real property, and improvements located on such property, more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference (the "Premises").

B. Pursuant to the terms of the Agreement, Assignor desires to sell, assign, convey, transfer and set over to Assignee and Assignee desires to assume all of Assignor's interest in that certain Lease dated January 27, 2004 (the "Lease") by and between Assignor and Eckerd Corporation (the "Tenant"), including all rents prepaid for any period subsequent to the date of this Assignment, subject to the terms and conditions set forth below.

C. Assignor is the Landlord under the Lease with full right and title to assign sthe Lease and the "Rent" (as defined below) to Assignee as provided herein. The Lease is in full force and effect and has not been modified or amended. So far as is known to Assignor, there is no default by Tenant under the Lease and no Rent has been waived, anticipated, discounted, compromised or released.

     NOW, THEREFORE, in consideration of the Recitals, which are hereby made a part hereof, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its heirs, successors and assigns as of the date hereof (the "Effective Date"), all of Assignor's right, title and interest in, to and under: (i) the Lease and (ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the "Rent").

2. Except as otherwise set forth in Paragraph 4 hereof, Assignee hereby assumes and shall be liable for any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder on or after the Effective Date.

Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, prior to the Effective Date. Except as otherwise set forth in Paragraph 4 hereof, Assignee shall indemnify and hold Assignor harmless from any and all liabilities, claims, obligations, loss and expenses, including reasonable attorneys fees, arising in connection with the Lease or as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the Effective Date. Assignee shall be entitled to receive all income arising from the Lease from and after said Effective Date. Assignor shall be entitled to receive all income accruing from the Lease prior to the Effective Date.

3. Assignor shall direct the Tenant and any successor tenant under the Lease to pay to Assignee the Rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date.

4. Notwithstanding anything contained herein or implied hereby to the contrary, Assignor shall remain liable for the performance of the obligations of the "Landlord" under the Lease with respect to (i) Landlord's obligations under Sections 9.7.5. and 9.7.11. of the Lease, and (ii) performance of any warranty claims received from Tenant with respect to the Premises pursuant to the "One Year Warranty" set forth in Section 9.4 of the Lease.

5.   This Assignment   shall  be  governed  by  and  construed in
accordance with the laws of the state in which the Property is located.

6.   All  rights   and   obligations  of  Assignee  and  Assignor
hereunder   shall be binding upon and inure  to  the  benefit  of
Assignor, Assignee and the heirs, successors and assigns of each such party.

7. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

8. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

      [ the reminder of this page is intentionally blank ]


     IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment effective as of the day and year first above written.


                      ASSIGNOR:  HERKIMER RD. & EUCLID RD. DEVELOPMENT, LLC,
                                 a  New  York limited liability company

                            By:  Westlake Holding, Inc.,
                                 a New York corporation
                                 Its: Sole member


                            By: /s/ Joseph P Kane
                                    Joseph P. Kane, President


                      ASSIGNEE: AEI REAL ESTATE FUND XXI LIMITED PARTNERSHIP,
                                a Minnesota limited partnership

                             By:  AEI Fund Management XXI, Inc.,
                                  a Minnesota corporation
                                  Its: General Partner


                             By: /s/ Patrick W Keene
                                     Patrick  W. Keene, its
                                     Chief Financial Officer


                                    AEI  ACCREDITED INVESTOR FUND
                                    2002 LIMITED PARTNERSHIP,
                                    a     Minnesota    limited
                                    partnership

                             By:    AEI Fund Management XVIII, Inc.,
                                    a Minnesota  corporation
                                    Its: General Partner


                             By:/s/ Patrick W Keene
                                    Patrick  W. Keene, its
                                    Chief Financial Officer










STATE OF NEW YORK       )
                        ) ss.
CITY/COUNTY OFONONDAGA)

     The forgoing instrument was acknowledged before me this 10th day of September, 2004, by Joseph P. Kane, as President of Westlake Holding, Inc., a New York corporation, sole member of HERKIMER RD. & EUCLID RD. DEVELOPMENT, LLC, a New York limited liability company, on behalf of said corporation and limited liability company.

WITNESS my hand and official seal.

My commission expires

     [Notarial Seal]
                                    /s/ Stephen G Etoll
                                          Notary Public


STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF RAMSEY        )

     The forgoing instrument was acknowledged before me this 9th day of September, 2004, by Patrick W. Keene, as Chief Financial Officer of AEI Fund Management XXI, Inc., a Minnesota corporation, General Partner of AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a Minnesota limited partnership, on behalf of said corporation and limited partnership.

WITNESS my hand and official seal.

     [Notarial Seal]
                                   /s/ Jennifer L Schreiner
                                         Notary Public


STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF RAMSEY        )

     The forgoing instrument was acknowledged before me this 9th day of September, 2004, by Patrick W. Keene, as Chief Financial Officer of AEI Fund Management XVIII, Inc., a Minnesota corporation, General Partner of AEI ACCREDITED INVESTOR FUND 2002 LIMITED PARTNERSHIP, a Minnesota limited partnership, on behalf of said corporation and limited partnership.

WITNESS my hand and official seal.

     [Notarial Seal]
                                   /s/ Jennifer L Schreiner
                                           Notary Public


                            EXHIBIT A
                               TO
               ASSIGNMENT AND ASSUMPTION OF LEASE
                          ("Premises")

All  That Tract or Parcel of Land, situate in the City of  Utica,
County of Oneida, and State of New York, being more particularly bounded and described as follows:

     Beginning at a point on the easterly street line of Northern Road at its intersection with the division line between the lands now or formerly of Quad Group Developers, Inc. as described in Liber 2774 of Deeds at Page 326 on the North and the lands now or formerly of Daniel F. and Mariam S. Colino as described in Liber 2062 of Deeds at Page 11 on the South, said point being North 42 51'00" East a distance of 116.33 feet along the said line of Northern Road from its intersection with the northerly street line of Herkimer Road; thence North 42 51'00" East along the said line of Northern Road, a distance of 297.84 feet to a point; thence South 47 13'00" East through the lands of said Quad Group Developers, Inc. a distance of 300.19 feet to a point on the westerly street line of Euclid Road; thence South 42 48'00" West along the said line of Euclid Road, a distance of 392.32 feet to a point on the said northerly street line of Herkimer Road; thence North 51 22'28" West along said line of Herkimer Road, a distance of 200.57 feet to a point on the division line between the lands now or formerly of Daniel F. and Mariam S. Colino as described in Liber 2062 of Deeds at Page 13 on the West and the lands now or formerly of Michael J. Ritter as described in Liber 2797 of Deeds at Page 28 on the East; thence North 39 57'51" East along said division line, a distance of 116.05 feet to a point on the division line between the said lands of Quad Group Developers, Inc. on the North and the said lands of Colino (2061/13); thence North 51 19'00" West along said division line, a distance of 51.30 feet to a point on the division line between the said lands of Quad Group Developers, Inc. on the North and the said lands of Colino (2062/11) on the south; thence North 51 27'00" West along said division line, a distance of 43.62 feet to the point of beginning.




                         LEASE AGREEMENT



                       ECKERD CORPORATION
                         STORE NO. 5887R

                        UTICA, NEW YORK




                      LEASE AGREEMENT INDEX
                 ECKERD CORPORATION STORE NO 5887R
                         UTICA, NEW YORK




SECTION

1.  LEASED PREMISES

2.  INITIAL TERM AND OPTION PERIODS

3.  RENT

4.  INTENTIONALLY DELETED

5.  INGRESS AND EGRESS

6.  EXCLUSIVE

7.  LANDLORD'S REPRESENTATIONS AND WARRANTIES

8.  LEASE SUBORDINATION AND NOTICES TO MORTGAGEES

9.  CONSTRUCTION

10. EXTERIOR FACILITIES

11. SIGNS AND ANTENNAE

12. MECHANIC'S LIENS

13. COMPLIANCE WITH LAW AND REGULATIONS

14. ENVIRONMENTAL COMPLIANCE

15. MAINTENANCE AND REPAIES

16. REAL ESTATE TAXES

17. UTILITIES

18. LIABILITY INSURANCE AND INDEMNIFICATION

19. CASUALTY (PROPERTY) INSURANCE AND DAMAGE TO LEASED PREMISES

20. WAIVER OF SUBROGATION

21. TENANT'S RIGHT TO MAKE CHANGES TO LEASED PREMISES

22. ASSIGNMENT AND SUBLETING

23. EMINENT DOMAIN

24. TENANT'S DEFAULT





                      LEASE AGREEMENT INDEX
               ECKERD CORPORATION STORE NO. 58887R
                        Utica, New York

SECTION

25. RENT UNDER TENANT'S DEFAULT

26. LANDLORD'S DEFAULT

27. FORCE MAJEURE

28. SEVERABILITY

29. OBLIGATIONS OF SUCCESORS

30. NOTICES

31. MICELLANEOUS

32. SHORT FORM LEASE

33. CONDITION PRECEDENT


                         LEASE AGREEMENT

      This Lease Agreement (`Lease') is made this 27th day of January 2004, by and between HERKIMER RD & EUCLID RD. DEVELOPMENT LLC, a New York limited liability company ("Landlord") and ECKERD CORPORATION, a Delaware corporation ("Tenant"). In consideration of the mutual covenants and agreements contained in this Lease, and for other good and valuable consideration, the receipt of which is acknowledged, Landlord and Tenant agree as follows:

1.Leased Premises
  1.1. Landlord leases to Tenant, and Tenant accepts from Landlord, those certain premises consisting of land and a building (with area inside walls of 13,824 square feet), as shown on the site plan on the attached Exhibit "A", upon real property located at the northern corner of Herkimer Road and Euclid Road, and situated in the City of Utica County of Oneida, State of New York, and as
      legally  described  in  the attached Exhibit  "B"  ("Leased
      Premises').

  1.2. Tenant shall be permitted to use the Leased Premises for the operation of a drug store and/or for any other lawful purpose or purposes, including, but not limited to, an Express Photo and/or photo processing center, a postal substation or package mailing center, and an optical center for the practice of opticianry and optometry. Tenant may also, after obtaining all required licenses and permits, sell alcoholic beverages for off-premises consumption. Landlord warrants that the Leased Premises are property zoned (or the relevant variances or site approvals have or will be obtained by Landlord prior to the commencement of construction) which allow each of the specific uses described above and that there are no recorded restrictions which would prohibit or restrict Tenant from using the Leased Premises for any of those specific uses. Tenant has the right to discontinue all or any part of its business operations (including, but not limited to, its pharmacy operations) at the Leased Premises at any time, at Tenant's sole discretion and without Landlord's approval or consent

  1.3. Notwithstanding the above, if Tenant shall discontinue its operations at the Leased Premises for a period of greater than one hundred eighty (180) consecutive days (except as may result from fire or other casualty or condemnation) Landlord may, at any time following such 180-day period, give Tenant sixty (60) days written notice of Landlord's intent to terminate the Lease, and if Tenant does not recommence operations or sublet the Leased Premises within such 60-day period, then this Lease shall terminate at the end of such 60-day period, and the parties shall be released from any and all further unaccrued liability with respect to this Lease.

2.Initial Term and Option Periods

  2.1.The   initial   term   of   this   Lease   shall   commence
      concurrently  with  the  Rent  Commencement  Date   ("Lease
      Commencement Date") and shall end at midnight  twenty  (20)
      years later ("Lease Termination Date").

  2.2. Because of the admittedly seasonal aspect of Tenant's business operations, it is agreed that Tenant shall not be obligated to initially open for business between November 1 and January 31. Rent shall not begin to accrue and the Lease Commencement Date shall not begin until February 1 if possession of the Leased Premises is made available to Tenant for initial store opening at any time between November 1 and January 1, unless Tenant opens for business earlier. These provisions shall have no effect upon continued payment of Rent following Tenant's initial store opening.



  2.3. Landlord and Tenant agree, upon written request by either party, to execute, acknowledge and deliver instruments to each other in recordable form certifying the Lease Commencement Date and Lease Termination Date.

  2.4.Tenant,  if not then in default beyond any applicable  cure period, has the option to renew this Lease for four (4) successive five (5) year periods on the same terms and conditions Contained in this Lease, provided Tenant gives Landlord six (6) written months notice of its election to exercise an option prior to the end of the then-current term. Should Tenant neglect to exercise an option on the applicable date, Tenant's right to exercise its option shall not expire until fifteen (15) days after written notice, by Landlord to Tenant, of Tenant's failure to exercise its option. There shall be no further option to renew following the end of the fourth (4th) option or Tenant's failure to exercise any option in the manner set forth above.

  2.5. Tenant will deliver up and surrender to Landlord possession of the Leased Premises upon the expiration or termination of this Lease in good condition and repair (loss by casualty and ordinary wear and decay excepted and except for any conditions which,. under the provisions of this Lease, Landlord is required to remedy).

  3.  Rent

  3.1. Rent payable by Tenant pursuant to this Lease ("Rent') shall commence thirty (30) days after the Leased Premises are Completed by Landlord in accordance with the provisions of this Lease and possession of the Leased Premises has been delivered to Tenant, or the date Tenant opens for business, whichever occurs earlier ("Rent Commencement Date"). If Landlord fails to have the Leased Premises completed and ready for Tenant's occupancy by the Completion Date (as defined in Section 9.3), then and in that event, Tenant shall be entitled to a credit against the Rent established in this Lease equal to one (1) day of Rent for each day of Landlord's delay in delivering the completed Leased Premises to Tenant

  3.2. Tenant shall pay Landlord Rent during the initial Lease term in the amount of Three Hundred Seventy-Four Thousand One Hundred Seventy-Seven and 04/1OO Dollars ($374,177.04) per year, payable in equal monthly installments of Thirty-One Thousand One Hundred Eighty-One and 42/100 Dollars ($31,181.42). Rent during each option period shall be as follows:


  For the first option period $381,084.00 per year; $31,757.00 per month For the second option period $387,990.00 per year; $32,332.50 per month For the third option period $394,896.96 per year; $32,908.08 per month For the fourth option period $401,802.96 per year; $33,483.58 per month

  3.3. All monthly payments of Rent shall be paid in advance on the first day of each and every calendar month during the term of this Lease, at Landlord's address set forth in this Lease without the need for prior demand and without any offset or deduction, except as otherwise provided in this Lease. If the term shall commence on a day other that the first day of a month, then Rent shall be prorated for the balance of that month on a per diem basis.

  3.4.     Landlord's federal tax identification number  is:  81-
      0636753

  3.5.     Tenant  shall  pay  the sales  or  use  tax,  if  any,
      assessed  against  the  Rent  it  pays  under  this   Lease
      directly to the State Taxing Authority.

  3.6. If during the Lease term, Tenant fails to pay the full amount of Rent when the same is due and payable, except for any offsets or deductions allowed by this Lease, then Tenant shall pay to Landlord a late charge of Fifty and No/I 00 Dollars ($50.00) to cover the extra expense involved in handling such delinquency ("Late Charge").


                                2

  4.    Intentionally Deleted

  5.  Ingress and Egress

    5.1. Landlord warrants that it will initially provide and maintain for the term of this Lease and any extension of it, ingress and egress facilities to public highways in the number and the locations depicted on Exhibit "A", subject to takings pursuant to Section 23 below, unavoidable temporary closings or relocations necessitated by public authority or other circumstances beyond Landlord's control.

  6.Exclusive

    6.1. Landlord agrees that it will not directly or indirectly lease, rent, sell or otherwise permit any property in which it has any interest (direct or indirect) located within one thousand (1,000) feet of any exterior boundary of the Leased Premises to be used as a drug store or a business which sells or dispenses prescription drugs or for any collateral use (such as, e.g., parking, drainage or service drives) of a drug store or a business which sells or dispenses prescription drugs without the written permission at Tenant If any mortgagee of the Leased Premises becomes the Landlord under this Lease, the provisions of this Section 6 shall not apply so long as said mortgagee shall remain the Landlord.

  7.Landlord's Representations and Warranties

    7.1. Landlord warrants that it is, or before the Lease Commencement Date, will be, the owner in fee of the Leased Premises, that the Leased Premises will not be subject to any liens or mortgages, except for those certain mortgages, the holders of which have executed
       Tenant's Standard Subordination, Non-Disturbance and Attainment Agreement ("SNDA") in the form as shown on the attached Exhibit "F," and that Landlord has full right and title to execute and perform this Lease.

    7.2. So long as this Lease is in force and effect, Landlord agrees that it will not permit the disturbance of, nor interference with, Tenant's quiet enjoyment of the Leased Premises in accordance with the terms of this Lease.

    7.3. Promptly after execution of this Lease, Landlord shall furnish Tenant with satisfactory evidence of Landlord's title in the form of a copy of a deed or a copy of a signed purchase agreement. It on the date Landlord acquires title to the Leased Premises the Leased Premises or any part of the Leased Premises is subject to any mortgage, deed of trust or other encumbrance in the nature of a mortgage, which is prior and superior to this Lease, Landlord will deliver to Tenant in form and substance reasonably satisfactory to Tenant, an agreement duly executed by such mortgagee or trustee, obligating such mortgagee or trustee or any successor to the mortgagee or trustee to be bound by this Lease and by all of Tenant's rights under this Lease, provided Tenant is not in default beyond any applicable cure period under the terms of this Lease.

    7.4. Landlord has or will obtain a title insurance policy insuring the Leased Premises and any easements benefiting the Leased Premises. Landlord represents and warrants that with respect to any exceptions to the title to the Leased Premises that (a) nothing contained in any of said exceptions prohibits or restricts Landlord from performing any or all of its obligations under this Lease during its full term, (b) none of said exceptions adversely affects or interferes with Tenant's enjoyment of the Leased Premises in accordance with the terms of this Lease, and (c) there are no easements under, above or through the building to be constructed on the leased Premises.

    7.5. Landlord warrants and represents to Tenant that no brokerage commissions have been charged to, or paid by, Tenant in relation to this Lease to brokers in which
       Landlord has an ownership interest or who are subsidiaries or affiliates of Landlord.




                                3

8.Lease Subordination and Notices to Mortgagees

  8.1.Tenant agrees to subordinate this Lease to the lien of any first mortgage or blanket mortgage placed on the Leased Premises and to attorn to any such mortgagee in accordance with the terms of Tenant's standard SNDA in the form as shown on the attached Exhibit "F," provided only that so long as this Lease is in full force and effect (a) Tenant's tenancy will not be disturbed, nor will this Lease be affected by any default under such mortgage; (b) the rights of Tenant under this Lease shall expressly survive and shall not be cut off; and (C) this Lease shall, in all respects, continue in full force and effect.

  8.2.If   Landlord  is  not  then  in  default  of  any  of  the
      provisions  of  this  Lease  beyond  any  applicable   cure
      periods,  Tenant  will, upon demand  and  without  cost  to
      Tenant, execute and deliver to Landlord Tenant's SNDA in the form as shown on the attached Exhibit "F," necessary to effectuate such subordination and non-disturbance. In the event, however, any mortgagee of Landlord requires modification of such SNDA, and such modifications do not change the current SNDA in a material way, Tenant agrees that it will consider such modifications, provided the final form of SNDA is substantially in accordance with the terms of the attached Exhibit "F".

  8.3. Upon Landlord's written request, any notices required or permitted to be given to Landlord under this Lease shall also be given to any mortgagee whose name and address has been provided by Landlord to Tenant in writing. Such mortgagee shall have the right, but not the obligation, to cure any default by Landlord within the same time period as may be granted Landlord under any provision in this Lease.

9.Construction

  9.1. Landlord will, at its own expense, prepare and deliver to Tenant five (5) sets of detailed plans and specifications for construction of the Leased Premises in accordance with guide plans furnished by Tenant (Edition:
      Prototype 2000,2001 & 2002 with an issue date of February 28, 2003, as amended by Bulletin #1 dated February 28, 2003; by Bulletin #2, dated April 3, 2003, and by Bulletin #3 dated October 30, 2003) ("Guide Plans"). Landlord acknowledges receipt of the Guide Plans from Tenant Landlord's construction plans and specifications shall be subject to approval by Tenant, initialed by the parties and considered a part of this Lease. Such approved plans are referred to in this Lease as the "Plans." If Landlord elects to proceed with construction prior to obtaining Tenant's approval of the Plans, any changes required by Tenant shall be at Landlord's sole cost and expense.

  9.2. Notwithstanding any information set forth in the Guide Plans nor Tenant's approval of Landlord's Plans as described above, it is Landlord's sole obligation and responsibility under this Lease to ensure that the design and, construction of the Leased Premises complies in all respects with applicable law, including. but not limited to, the Americans with Disabilities Act ("ADA") (and all regulations promulgated under the ADA), together with any other federal, state or local statutes, codes or regulations relating to the accessibility of the Leased Premises to physically disabled persons, at the time the Leased Premises are delivered to Tenant for possession. Landlord agrees to defend, hold harmless, and indemnify Tenant for any and all losses incurred by Tenant in the event Landlord breaches this obligation.

  9.3. Immediately upon execution of this Lease, Landlord shall proceed with due diligence to obtain all requisite permitting for development of the Leased Premises. Landlord shall commence construction no later man April 1, 2004, and shall complete the Leased Premises in accordance with the Plans no later than one hundred eighty (180) days from the date of the commencement of construction ("Completion Date"). Landlord shall provide Tenant at least thirty (30) days prior written notice of commencement of construction. At least sixty (60) days prior to the Completion Date, written notice shall be given by Landlord to Tenant that the Leased Premises will be completed and ready for Tenant's occupancy. Landlord shall obtain from the authority having jurisdiction the street address to be assigned to the

                                4
    Leased Premises and provide Tenant with such information in writing no later than thiiiy (30) days after commencement of construction. If construction Is delayed for a period of six
    (6) months or longer and Tenant does not terminate this Lease, the Plans shall be resubmitted by Landlord for approval by Tenant prior to construction or recommencement of construction.

9.4.The  Leased  Premises  shall be deemed  to  have  been  fully completed  and  ready and available for occupancy  by  Tenant when all of the following have been accomplished: (a) a certificate of occupancy or an equivalent use permit is issued by and obtained from the governmental authority having jurisdiction (subject to any delay caused in the issuance of a certificate of occupancy as a result of any fixturing or other work performed or to be performed by Tenant); (b) the architect who prepared the Plans has certified in writing to Tenant that the Leased Premises have been completed in accordance with the Plans approved by Landlord and Tenant as set forth in this Lease; (c) Landlord has tendered possession of the Leased Premises to Tenant with the store absolutely cleaned, including the cleaning and Waxing of floors: d) all mechanical systems servicing the Leased Premises have been completed and are in good working condition; (e) the Leased Premises are free and clear or all liens as provided in this Lease; (f) Landlord has delivered to Tenant satisfactory evidence of Landlord's title to the Leased Premises and non-disturbance agreements, if applicable, in accordance with this Lease. Landlord agrees to provide Tenant with two (2) copies of an as-built survey of the Leased Premises within thirty (30) days after the Lease Commencement Date (`As-Built Survey'). The As-Built Survey shall include, without limitation, a metes and bounds legal description, all easements, utilities, and public and private right-of-ways. In the event Landlord fails to provide Tenant with the copies of the As-Built Survey as provided above, Tenant may have an As-Built Survey prepared and offset the cost of such survey and the two (2) copies of the As-Built Survey against Rent due or becoming due under this Lease. Landlord warrants that the Leased Premises shall be free from defects in materials or workmanship for a period of one (1) year following the Lease Commencement Date (`One-Year Warranty'). Landlord further agrees to correct, at Landlord's sole cost and expense, any such defects. Upon completion of the Leased Premises as provided in this Lease, Landlord will not paint, decorate or change the architectural treatment of any part of the exterior of the Leased Premises, nor make any structural alterations, additions or changes to the Leased Premises without Tenants prior written approval.

9.5.If  Landlord shall fail to commence construction  or  deliver the Leased Premises to Tenant in the manner provided and within the time limits set forth in this Lease, then Tenant may, at its option, terminate this Lease by giving Landlord thirty (30) days written notice; provided, however, that Tenant's termination shall be nullified if Landlord commences construction or delivers the Lease Premises, as the case may be, in the manner required by the Lease within such thirty (30) day period. Acceptance by Tenant of delivery of the Leased Premises prior to the Completion Date shall be at the option of Tenant, such acceptance not to be unreasonably withheld.

9.6.At   Tenant's   sole  risk,  Landlord  will   afford   Tenant
    reasonable access to the Leased Premises prior to the Lease Commencement Date for the purpose of inspecting, measuring, installing or arranging for the installation of fixtures, but only to the extent that such activity proceeds without interfering with Landlord's contractors, subcontractors, and their respective employees. By giving Tenant access to the Leased Premises prior to the Lease Commencement Date, Landlord assumes no responsibility whatsoever for injury to Tenants employees or contractors entering the Leased Premises, or damage to property Tenant's employees or contractors may have brought in, or upon, the Leased Premises, nor shall Landlord be entitled to any Rent by reason of such access. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims and demands arising out of such access, unless such claims or demands are due to the negligence of Landlord, its agents, employees or contractors.

9.7.The procedure for adjusting Rent based upon construction costs pursuant to this Lease shall be as follows:

  9.7.1. The Rent set forth in this Lease was calculated based upon estimated total project costs of Three Million Five Hundred Sixty-Three Thousand Five Hundred Ninety-One and No/100 Dollars ($3,563,591.00) ("Estimated Total Project Costs'). The Estimated Total Project Casts are set forth


                                5

          in the Preliminary. Site Budget document attached to this Lease as Exhibit "D" (Preliminary Site Budget"). Specifically, the annual Rent for the initial Lease term is equal to the product of the Estimated Total Project Costs multiplied by ten and one half percent (10.5%). Included in the Estimated Total Project Costs are estimated hard costs for construction of the building that is a part of the Leased Premises. The phrase "hard costs for construction of the "building" ("Building Hard Costs") shall mean:

       9.7.1.1. Building Hard Costs shall include all real property building costs, including but not limited to the concrete slab under the building, building retaining walls, the sidewalks under the front canopy, building masonry, building structural steel, metal roof decks, roof insulation, building rough and finish carpentry, building insulation, the exterior insulation and finish system ("EIFS) or stucco finish system, metal roof panels, the roof membrane, sheet metal and flashing, sealants, roof hatches, steel doors and frames, automatic doors, roll down doors, storefront system, door hardware, gypsum board systems, ceramic tile, suspended acoustical ceilings, resilient flooring, interior paint miscellaneous interior finishes, fire extinguishers, restroom hardware, toilet partitions, drive-thru window and pneumatic systems, the heating, ventilating and air-conditioning system (9-IVAC'), all interior plumbing (including hookup to site plumbing), fire sprinkler systems, building electrical system (including switchgear and hookup to site electrical feeds), light fixtures, general conditions associated to the building, and profit associated with the cost of the Building Hard Costs.

       9.7.1.2. Building Hard Costs shall not include land improvement costs, such as fences, dumpster enclosures, demolition of existing structures, paving, offsite striping, curb and gutters, storm water systems, site electrical (including signage), transformer, power company service, site sanitary sewer, lift station, site gas piping, site lighting, offsite utilities, water meter, back-flow preventors, water detention structures, water retention systems, clearing and grading, structural fill, topsoil and unsuitable soil removal, landscaping, irrigation, site sidewalks, concrete paving, bollards, retaining walls, applicable federal or state department of transportation ("DOT") work, off site improvements, site equipment, general conditions associated with the site, or profit associated with the cost of the sitework costs.


     9.7.2. As set forth on the Preliminary Site Budget, the parties estimate Building Hard Casts in the amount of One Million One Hundred Sixty-One Thousand Two Hundred Sixteen and No/100 Dollars ($1,161,216.00) (`Estimated Building Hard Costs'). The parties agree that Rent shall be adjusted as described below based upon the Actual Building Hard Costs (as defined below).

    9.7.3. Notwithstanding anything to the contrary contained in this Lease, any Increase In Rent shall be expressly conditioned upon satisfaction of the four (4)
          conditions set forth below. Landlord agrees and acknowledges that In the event these four (4) conditions are not satisfied, Landlord shall not be entitled to an increase in Rent pursuant to this
          Lease:

       9.7.3.1. Condition One: The general contractor, project architect and civil engineer retained by Landlord to perform Landlord's construction obligations shall be approved in writing in advance by Tenant, at Tenant's sole discretion (Tenant hereby approves of Landlord as the general contractor, Quinlivan, Pierik & Krause as the project architect, and UR Engineering, P.C. as the civil engineer); and

              9.7.3.2. Condition Two: At least thirty (30) days prior to the commencement of construction by Landlord, Landlord shall notify Tenant's regional project construction manager and regional real estate director of all construction costs as bid to the Landlord, and furnish Tenant's regional project construction manager and regional real estate director with complete copies of at least three (3) bids (or such lesser number of bids as Tenant may deem acceptable at Tenanrs sole discretion) submitted to Landlord in connection with all costs of construction. All such bids shall be submitted by Landlord to Tenant in electronic format (such as, e.g., e-mail or other

                                        6

              method approved by Tenant) on Tenant's bid form, a copy of which bid form is attached as Exhibit "E"; and

  9.7.3.3. Condition Three: Tenant's regional project construction manager and regional real estate director or their designees shall have the right to verify such construction costs and negotiate directly with the contractors to reduce the construction costs and/or change the scope of construction so as to arrive at construction costs acceptable to Tenants regional project construction manager and regional real estate director; and

  9.7.3.4. Condition Four: Tenant's regional project construction manager shall have approved in writing the costs of construction acceptable to Tenant's regional project construction manager and regional real estate director and furnished Landlord with a copy of such written approval of the construction costs, together with written notice to commence construction.

9.7.4. Immediately following (but not prior to) the receipt by Landlord or tenants written approval of the construction costs and written notice to commence construction, Landlord may commence construction. Any Increase In the Building Hard Costs Incurred after the commencement of construction (e.g., unknown conditions, errors in architectural plans, or government-required conditions) shall not result In an increase In Rent unless the increased costs are Incurred as a result of a written change order or orders by Tenant. Any written change order or orders by Tenant after Tenant's written approval of the Building Hard Costs will riot give Tenant the right to terminate this Lease. However, any written change order or orders by Tenant after Tenants written approval of the Building Hard Costs which results in a decrease in the Actual Building Hard Costs (as defined below) will entitle Tenant to a decrease in Rent that is otherwise available pursuant to the formula set forth below. The parties also agree that the `Contingency' fund set forth in the Preliminary Site Budget shall not be applied to Building Hard Costs.

9.7.5. Within sixty (60) days after the Leased Premises are fully completed and available for occupancy by Tenant as described in this Lease, Landlord shall deliver to Tenant's regional project construction manager a binder containing true, accurate, complete and verified copies of all documents related to the Building Hard Costs, including, without limitation, all construction bids, contracts, change orders, invoices, lien waivers (if available), notices, and permits, together with a reconciliation of the Building Hard Costs in the same format as the Preliminary Site Budget (`Documentation Binder). In addition, as part of the Documentation Binder, Landlord shall provide the certificate of occupancy, an as-built survey, and the roof warranty as specifically described in this Lease. The purpose of the Documentation Binder is to determine and verify the final actual Building Hard Costs ("Actual Building Hard Costs") in order to adjust the Rent. In the event Landlord fails to deliver the Documentation Binder to Tenant within this 60-day period, Landlord shall be in default of the Lease. In the event the default is not cured as described below, the failure of Landlord to provide the Documentation Binder within this 60-day period shall result in the termination of any right to increase the Rent pursuant to this Section of the Lease, and Tenant shall be entitled to reduce the Rent in accordance with the construction bids, as they may be modified. Notwithstanding the foregoing, in the event Landlord fails to deliver the Documentation Binder to Tenant within this 60-day period, Landlord shall have an additional thirty (30) days to cure such default upon a written notice of default from Tenant

9.7.6. Tenant shall have the right, within sixty (60) days after delivery by Landlord to Tenant of the Documentation Binder, to review the costs set forth in the Documentation Binder and to submit Tenant's written response to such costs to Landlord. In the event Tenant tails to perform the review and so respond within this 60-day period, Landlord may, by written notice to Tenant, terminate Tenant's right to review such construction costs contained in the Documentation Binder, and such costs as submitted by Landlord shall be deemed final for the purposes of amending the Lease as described below, unless Tenant performs the review and submits its written response to Landlord within thirty (30) days after Tenant's receipt of the written notice from Landlord.



                                       7

     9.7.7. Landlord and Tenant agree to act in good faith to promptly resolve any concerns or disputes Which arise as a result of Tenant's review and written response as described above and to reach an agreement as to the Actual Building Hard Costs.

     9.7.8. After the parties have reached an agreement as to the Actual Building Hard Costs, the parties shall recalculate the Rent based upon the Actual Building Hard Costs. Specifically, the annual Rent for the initial term and all option periods of the Lease shall be increased or decreased, as the case may be, by the difference between the Actual Building Hard Costs and the Estimated Building Hard Costs multiplied by ten and one half percent (10.5%). The parties shall thereafter promptly enter into a Lease amendment (to be effective as of the Rent Commencement Date) setting forth the revised annual and monthly Rent throughout the term of this Lease.

     9.7.9. Notwithstanding the foregoing language, in no event shall Landlord be entitled to a Rent increase for the amount of the Actual Building Hard Costs in excess of One Million Two Hundred Eighteen Thousand
          Three  Hundred   Six and 60/100 Dollars ($1,218,306.60)
          (i.e. five percent (5%) increase over Estimated Building Hard Costs), unless such excess costs are the result of a written change order or orders by Tenant Rather, Landlord shall be responsible for all Actual Building Hard Costs which exceed the Estimated Building Hard
          Costs  by  more  than   five percent  (5%), unless such
          excess costs are the  result of a written change  order
          or  orders  by  Tenant   Furthermore    (and     again,
          notwithstanding the foregoing language), in no event shall Tenant be entitled to a Rent decrease for the amount of Actual Building Hard Costs which are below One Million Forty-Four Thousand Two Hundred Sixty-Two and 80/100 Dollars ($1,044,262.80) (i.e., a ten percent
          (10%) decrease below Estimated Building    Hard  Costs)
          unless such reduced costs are the result of a written change order or orders by Tenant.

    9.7.10. Within thirty (30) days after execution of the Lease amendment described above, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, as the case may be, the difference between the Rent paid pursuant to the Lease prior to the Lease amendment and the revised Rent set forth in the Lease amendment for the same period of time.

    9.7.11. Within one hundred eighty (180) days after the Leased Premises are fully completed and available for occupancy by Tenant as described in this Lease,
          Landlord shall deliver to Tenant a second binder containing true, accurate, complete and verified copies of all documents related to all soft costs and other costs relating to the construction of the Leased Premises as set forth on the Preliminary Site Budget, other than the Building Hard Costs (`Remaining Construction Costs"). The documents in this binder shall include, without limitation, all bids, statements, contracts, change orders, invoices, lien waivers, notices; and permits, together with a reconciliation of the Remaining Construction Costs in the same format as the Preliminary Site Budget The Remaining Construction Costs shall be submitted to Tenant for information purposes, only.

10.    Exterior Facilities

  10.1. Prior to the Lease Commencement Date, Landlord shall construct the sidewalks, service drives, parking aisles, driveways, streets and parking area and provide adequate water drainage ("Exterior Facilities") as shown on Exhibit "A". The area provided for the parking of automobiles shall be sufficient to accommodate not less than seventy-seven (77) full-sized automobiles with spaces striped on nine foot (9') centers for each car,which includes four (4) handicapped spaces, subject to the terms of this Lease. All sidewalks shall be concrete and all service drives, parking aisles, driveways, streets and parking areas shall be graded, leveled and paved with concrete or asphalt, clearly marked with painted lines, and repainted as required prior to the Lease Commencement Date. Landlord agrees there shall be unobstructed use of sidewalks, driveways and roadways for automotive and pedestrian
      traffic  to and from the  Leased  Premises  and    adjacent
      public streets and highways subject to the terms of this Lease. All of the Exterior Facilities, and any signs owned or permitted by Landlord; shall be constructed in a good and workmanlike manner by Landlord and shall be maintained by Tenant, in good condition throughout the term, at Tenant's sole cost and expense.


                                   8
    10.2. Landlord shall provide concrete or paved driveways at the rear of the Leased Premises as shown on Exhibit
        "A" in order to provide convenient public access to the delivery or service entrances.

  11.    Signs and Antennae

    11.1. Landlord agrees that Tenant shall have the right at its own cost and expense to erect and maintain as many signs on the Leased Premises as are allowed by applicable laws advertising its business and the services it provides. Any signs erected by Tenant shall conform to the requirements of local ordinances and shall be signs generally used by Tenant to advertise its business from time to time, including, but not limited to, its standard capsule sign.

     11.2. Tenant shall be permitted, as soon as possible after Landlord's purchase of the Leased Premises, to install sign foundations with conduits as shown in the Plans and at the locations shown an Exhibit "A" upon which Tenant may install its readerboards and sign panels. Landlord shall extend electrical service to all pylon signs as soon as practical thereafter

    11.3.     Landlord   shall  not,  without  Tenant's   written
        consent,   utilize  or  permit  others  to  utilize   the
        exterior of the Leased Premises, or the space above it, for sign display purposes.

    11.4. Tenant may install at its own expense and cost satellite receiving transmitting equipment or antennae on the roof of the Leased Premises provided such installation does not penetrate the roof or otherwise adversely affect the integrity of the roof structure and is permitted by all applicable laws. Tenant agrees to indemnify and hold Landlord harmless from and against
        any   and  all  claims  and  demands  arising  from   the
        installation, removal or repair of such equipment, unless such claims or demands are due to the negligence of Landlord, its agents, employees or contractors.

    11.5. If any variances from governmental sign codes or zoning ordinances are required in order for Tenant to install its sings as depicted on the Plans or at the locations shown on Exhibit "A," Landlord shall cooperate with Tenant in order for Tenant to obtain such variances.

12. Mechanic's Liens

    12.1. When completed, Landlord will ensure that the Leased Premises are free and clear of all claims of lien by mechanics and matenalrnei1 for and on account of labor and materials furnished and about the construction by Landlord. Thereafter, if any mechanic's or other liens, or order for the payment of money arising through the fault of either party, shall be filed against the Leased Premises or additions, alterations or extensions of the Leased Premises, such party shall cause the liens to be terminated and discharged of record, by bond or otherwise, and shall also defend and pay damages and attorney's fees, if any, on behalf of the other, for any action, suit or proceeding which may be brought for the enforcement of such lien, liens or orders. Upon failure of the defaulting party to comply with the provisions of this Section, the other party may, after thirty (30) days written notice, and such defaulting party's continued failure to comply with the provisions of this Section, do so on the defaulting partys behalf, and all reasonable sums expended by the other party shall on demand be paid to it by the party in default. In the event Landlord is the defaulting party, Tenant may offset against Rent due or to become due all such sums expended by Tenant as a result of Landlord's failure to comply with this Section.

13. Compliance with Law and Regulations

    13.1. Except to the extent any order, rule, regulation or requirement of any governmental body relates to any condition which existed prior to the Lease Commencement Date, Tenant agrees to comply with all orders, rules, regulations and requirements of any governmental body relating to the manner of Tenant's use and occupancy of the Leased. Premises, or alterations made by the Tenant, and Tenant will pay all costs and expenses incidental to such compliance and will indemnify and save harmless Landlord from any such costs and expenses. In the event compliance with any governmental orders, rules, regulations or requirements is not the responsibility of Tenant as provided in this Section,

                                       9

         Landlord   shall   comply  with  such   orders,   rules,
    regulations and requirements at its sole cost and expense and will indemnify and save Tenant harmless from such costs and expenses.

14.    Environmental Compliance

  14.1.     For   the   purposes   of  this   Lease,   the   term
      "Environmental Law" shall mean any federal, state, or local law, statute, ordinance or regulation pertaining to
      health,    industrial   hygiene,   or   the   environmental
      conditions on, under or about the Leased Premises,including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), 42 U.S.C. Sections 9601, et seq., and the Resource Conservation and Recovery Act of 1978, as amended from time to time ("RCRA"), 42 U.S.C. Sections 6901, et seq.

 14.2. For the purposes of this Lease, the tern, "Hazardous Substance" shall mean, without limitation: (a) those substances included within the definition of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in CERCLA, RCRA and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., and in the regulations promulgated pursuant to said laws; (b) those substances defined as "hazardous wastes" in any applicable state statute and in the regulations promulgated pursuant to any such statute; (C) those substances listed in the United States Department of Transportation Table (49 CFR 172.101, as amended) or by the United States Environmental Protection Agency (or any successor agency) as hazardous substances; (d) such other substances, materials and wastes which are or become regulated under applicable local, state, or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (e) any material, waste or substance which is (i) petroleum (ii) asbestos (iii) polychlorinatedbiphenyls (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Air Act, 33 U.S.C. Section 1251, et seq., or listed pursuant to Section 307 of the Clean Air Act, (v) flammable explosive, or (vi) radioactive materials.

  14.3. Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Leased Premises, or transport to or from the Leased Premises, any Hazardous Substance, or allow any other person or entity to do so. Tenant shall keep and maintain the Leased Premises in compliance with, and shall not cause or permit the Leased Premises to be in violation of any Environmental Law. Notwithstanding the foregoing, Tenant may use and store in reasonable amounts and in accordance with applicable laws such cleaning products, automotive products and other products as are normally used, sold or stored in Tenant's drug stores from time to time, including, without limitation, chemicals and materials used in connection with photoprocessing.

 14.4. Landlord and Tenant shall each give the other party prompt notice of any of the following of which the party in question has actual knowledge: (a) any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Leased Premises or the migration of such Hazardous Substance from or to other property; (b) all claims made or threatened by any third party against Tenant, Landlord or the Leased Premises relating to any loss or injury resulting from any Hazardous Substance; and (c) discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Leased Premises that could cause the Leased Premises or any part of the Leased Premises to be subject to any restrictions on the ownership, occupancy, transferability or use of the Leased Premises under any Environmental Law or any regulation adopted in accordance with any Environmental Law.

  14.5. Tenant shall protect, defend, indemnify and hold harmless Landlord, its members, directors, officers, partners, employees, agents, successors and assigns from and against any and all loss, penalties, fines, judgments, forfeitures, damage, cost, expense or liability (including attorneys fees and costs) arising from or caused in whole or in part, directly or indirectly, by Tenant's failure to comply with the terms of this Section.

 14.6. Landlord represents and warrants to Tenant that, to Landlord's actual knowledge and the actual knowledge of
     Joseph P. Kane, as President of the sole member of Landlord, other than any Hazardous Substance disclosed in that certain environmental report(s) titled Phase I Environmental Site

                                       10
       Assessment" prepared by Plumley Engineering ("PE") dated November, 2003 (PE Project No. 2003033)(the presence of any
       Hazardous   Substance  described  in  said  report(s)   is
       referred   to  as  the  "Condition"):  (a)  no   Hazardous
       Substance is present, or was installed, exposed, released or discharged in or under the Leased Premises at any time during or prior to Landlord's ownership; (b) no prior owner  or  occupant of the Leased Premises  has  used  any
       Hazardous  Substance on the Leased Premises; and  (c)  the
       Leased   Premises  have  been  used  and   operated   upon
       compliance with all applicable local, state and federal laws, ordinances, rules regulations and orders.

    14.7. Landlord shall protect, indemnify, defend and hold harmless Tenant, its officers, employees, agents, successors, and assigns from and against any and all loss, penalties, fines, judgments, forfeitures, damage, cost, expense or liability (including attorney's fees and costs) arising from or caused in whole or in part, directly or indirectly (a) from the Condition; (b) from any remediation of the Condition per-formed by Landlord or a third party or any of its or their officers, employees, agents, successors and assigns, and (c) from Landlord's breach of its representations contained in this Subsection. This indemnification shall survive the expiration or earlier termination of this Lease.

   14.8. Tenant acknowledges the Condition, if any. Tenant shall not have the right to terminate this Lease due to either the existence of the Condition or any effect the existence of the Condition has on Tenant's use and occupancy of the Leased Premises, and the effect of any reasonable remediation of the Condition. Tenant shall have no right to compel Landlord to remediate the Condition; provided, however, that Landlord shall comply with any governmental requirement to remediate the Condition.

  14.9. In the event that Landlord sells the Leased Premises to a bona fide third-party purchaser which is not an affiliate or controlled or under common control with Landlord and/or Landlord's sole member, as the case may be, such subsequent landlord shall not be liable for a breach of the warranty contained in Subsection 14.6(a). In the event Landlord is required by any governmental agency to perform remedial activities on the Leased Premises as a result of the Condition, Tenant agrees to enter into an appropriate access and remediation agreement which is reasonably acceptable to Tenant

  14.10.    Upon  prior  reasonable notice, Landlord  shall  have
       the right to inspect Tenant's operations an the Leased Premises to ascertain Tenant's compliance with the provisions of this Lease at any reasonable time. Tenant shall also provide periodic certifications to Landlord, upon request, that Tenant is in compliance with the environmental restrictions contained in this Section of the Lease. Landlord shall have the right, but not the obligation, to enter into the Leased Premises and perform any obligation of Tenant under this Lease of which Tenant is in default, including without limitation, any remediation necessary due to the environmental impact of Tenant's operations on the Leased Premises, without waiving or reducing Tenant's liability for Tenant's default of this Section of this Lease.

  14.11. All of the terms and provisions of this Section of this Lease shall survive the expiration or termination of this Lease for any reason whatsoever.

15. Maintenance and Repairs

   15.1. Tenant will at its sole cost and expense and throughout the entire term keep the Leased Premises and all additions and improvements thereto in good order and repair (excepting, however, all repairs made by Landlord during the One-Year Warranty period or made necessary by Landlord's negligence or default under the terms of this Lease). Following the One-Year Warranty period, Landlord agrees to assign to Tenant all then existing warranties for any labor and materials used on or in the Leased Premises.

   15.2. Tenant's obligations under this Section shall include, without limitation, maintaining in good operating condition (including making all necessary repairs and replacements to accomplish the same) the interior, exterior, roof and structural members of the building on the Leased Premises, all HVAC and other mechanical equipment and systems (including replacement of the compressor and other major components), sprinkler systems (including any testing of the same) landscaping, parking areas and driveways, and any water, plumbing, sanitary sewer, storm sewer, gas, cable, telephone or electrical
                                       11

       lines or conduits in or on the Leased Premises, and making all repairs required due to fire, casualty, or the elements.

    15.3. Tenant's obligation to maintain and repair the roof is conditioned upon Landlord providing Tenant, by the Lease Commencement Date, a full twenty (20) year (or longer) No Dollar Limit manufacturers warranty, to be in Tenant's name. The warranty must be in conformance with industry standards, and shall cover at least the materials provided.

    15.4. Subject to Tenant's reasonable security requirements, Landlord may at reasonable times arid upon reasonable notice, inspect, alter or repair the Leased Premises when necessary for its safety or preservation.

  16.   Real Estate Taxes

    16.1 Landlord and Tenant shall cooperate to work with the applicable taxing authority to obtain approval for all real estate tax bills to be delivered directly by the taxing authority to the Tenant In the event that such tax bills may not be delivered directly to Tenant, but instead are delivered to Landlord, Landlord shall deliver to Tenant within fifteen (15) days of receipt, all real estate tax bills for the Leased Premises. Tenant shall pay such tax bills directly to the taxing authority and send a copy of such payment to Landlord. Tenant shall have the right during the term of this Lease, at Tenant's expense, to appeal the amount of any real estate tax assessed against the Leased Premises. Landlord shall reasonably cooperate with Tenant in such appeal efforts.

  16.2. Provided the real estate tax bills are delivered to Tenant by Landlord in a timely manner, Tenant agrees to pay all such taxes before delinquency and Landlord shall not be obligated to pay any penalty for delinquent payment. Any payment due pursuant to this Lease provision shall be prorated as of the Lease Commencement Date and the termination or expiration date of this Lease.

17. Utilities

   17.1. Tenant shall pay directly to the respective provider with no surcharge paid to Landlord, for all sewerage and trash disposal services, water, gas, heat, electric current and other utilities consumed by it, in or upon the Leased Premises, at rates set by local public utility as approved by public authority having jurisdiction. Landlord warrants that all such utilities and services are available to the Leased Premises. Landlord agrees to furnish the Leased Premises with separate meters for measuring consumption of water and electricity.

   17.2. Notwithstanding the foregoing, in the event that Tenant is able to purchase, acquire or otherwise obtain any or all utilities through direct access or otherwise, as a result of the deregulation of the utilities or as a result of the utility market providing open access and customer choice through pilot programs, legislation, or otherwise, Tenant
     shall  have  the   option, at any time and from time to time
     during the term of this Lease,to purchase its utilities from any source and to elect the service provider, supplier, and such supplier's distributor and/or transmitter for any or
     all utilities servicing  the   Leased   Premises.   Tenant's
     election shall not abrogate Landlord's obligation to furnish, install and maintain or cause to be furnished, installed or maintained Without expense to Tenant all gas, electric,
     water, telephone and sanitary and storm   sewer   lines  and
     equipment required to provide the Leased Premises with such utilities and service as described above provided, however, that in the event Tenant's election necessitates new or additional lines and/or equipment. Tenant shall provide the same at its sole cost and expense. Landlord agrees to grant
     Tenant  easements,  in  locations   reasonably acceptable by
     Landlord,for purposes of installing and maintaining any such lines or equipment

                               12

  18.    Liability Insurance and Indemnification

    18.1. Tenant, in its name and at its own expense, shall procure and continue in force, commercial general liability insurance against damages occurring on the Leased Premises during the term or any extensions of this Lease. Such insurance shall be in an amount not less than Three Million and No/100 Dollars ($3,000,000.00) general aggregate limit for bodily injury and property damage. A certificate of such insurance shall be provided to Landlord within thirty
        (30) days after the Lease Commencement Date, and thereafter upon written request. Such policy shall state that it may not be canceled or modified prior to giving Landlord at least thirty (30) days prior written notice.

     18.2. Should Tenant desire to carry all or part of the insurance coverage described in this Section through self-insurance and/or under a "blanket" policy or policies covering other properties of Tenant, its parent corporation, its subsidiaries, or controlling or affiliated corporations, or of any assignee of this Lease, such methods of insurance shall be deemed compliance with Tenant's obligations under this Section, as to both original coverage and renewals.

     18.3. Tenant covenants to keep in good order and repair the plate glass in the Leased Premises, and to replace all broken glass with the same quality as that broken; provided, however, should damage or breakage occur due to the fault or neglect of Landlord, then Landlord shall be responsible for replacing the damaged or broken glass.

    18.4. Landlord agrees to defend, indemnify and save harmless Tenant from and against any and all claims and demands whether from injury to person, loss of life, or damage to property, occurring within, on or about the Leased Premises as may result from any injury or damage caused by acts or omissions of Landlord.

    18.5. Tenant agrees to defend, indemnify and save harmless Landlord from and against any and all claims and demands whether from injury to person, loss of life, or damage to property, occurring within, on or about the Leased Premises, excepting, however, such claims or demands as may result from any injury or damage caused by acts or omissions of Landlord.

  19.    Casual (Property) Insurance and Damage To Leased
    Premises

     19.1. Tenant shall at all times during the term of this Lease and any Lease renewals maintain "all risk" insurance on the Leased Premises insuring against all risks of physical loss or damage to property in the amount of one hundred percent (100%) of the full replacement cost of the improvements located on the Leased Premises. A certificate of such insurance shall be provided to Landlord within thirty (30) days after the Lease Commencement Date which names Landlord and
        Landlord's mortgagee, if any, as loss payees, and thereafter upon written request Such policy shall state that it may not be canceled prior to giving Landlord and mortgagee, if any, at least ten (10) days prior written notice in the event of nonpayment of premium, and thirty
        (30) days prior written notice in all other instances.

    19.2. Except as otherwise provided in this Section, in the event the Leased Premises shall be partially damaged or totally destroyed by fire or other disaster, Tenant shall promptly cause the Leased Premises to be restored, subject to such changes as Tenant may `reasonably require and Landlord reasonably approves prior to commencement of reconstruction. Due allowance shall be made for (a) reasonable time necessary (not to exceed one hundred eighty (180) days) for Tenant to adjust the loss with insurance companies, and (b) delay occasioned by strikes, lockouts, and conditions beyond the reasonable control of Tenant, provided such delay does not exceed six (6) months without Landlord's consent

    19.3. Should Tenant desire to carry all or part of the insurance coverage described in this Section through self-insurance and/or under a `blanket' policy or policies covering other properties of Tenant, its parent corporation, its subsidiaries, or controlling or affiliated corporations, or of any assignee of this Lease, such methods of insurance shall be deemed compliance with Tenant's obligations under this Section, as to both original coverage and renewals.
                               13
   19.4. Should the Leased Premises, or a portion of the Leased Premises, be rendered untenantable by fire or other disaster, Rent shall not abate. Notwithstanding anything to the contrary contained in this Lease, if such damage occurs during the last two (2) years of the term of this Lease and the cost of restoration of the Leased Premises would be more than one-third (1/3) of the replacement value of the Leased Premises, as certified by a registered architect, Landlord and Tenant shall each have the right to terminate this Lease by written notice to the other given within thirty (30) days after such occurrence. If this Lease is so terminated, all insurance proceeds attributable to the Leased Premises shall be paid to Landlord and Landlord alone shall have the right to settle any claim with the insurance carrier. If Landlord elects to terminate this Lease, such termination shall not be effective if Tenant elects (within ten (10) days after receipt of Landlord's notice of termination) to renew this Lease by exercising any remaining options for extending the term of this Lease. In the event this Lease shall be terminated as above provided, Tenant shall either pay Landlord, by way of insurance or otherwise, the amount required to restore the Leased Premises, or Tenant will restore, or have restored, the Leased Premises; then, if Tenant shall have paid any Rent in advance, Tenant shall be entitled to a proportionate refund.

  19.5. Provided this Lease is not terminated as set forth in this Section, the term of this Lease shall be automatically extended for a period of time equal to the period of time the Leased Premises are totally untenantable due to fire or other disaster.

20.Waiver of Subrogation

  20.1. Tenant agrees not to assign to any insurance company any right or cause of action for damage to the property of Tenant located in the Leased Premises which Tenant now has or may subsequently acquire against Landlord during the term of this Lease, and expressly waives all rights of recovery for such damage.

  20.2. Landlord agrees not to assign to any insurance company any right or cause of action for damages to the property of Landlord located in the Leased Premises which Landlord now has or may subsequently acquire against Tenant during the term of this Lease, and expressly waives all rights of recovery from such damage.

  20.3. It is specifically understood this Section shall only apply to the extent insurance proceeds are recovered.

21.Tenant's Right To Make Changes to Leased Premises

  21.1. Tenant, at its own expense during the term of this Lease, may make any alterations or additions to the Leased Premises which it may deem necessary, except changes which would impair the structural integrity of the Leased Premises (unless approved in writing by Landlord). Tenant shall make all changes in a good and workmanlike manner and in accordance with applicable governmental regulations. All salvage from such work shall belong to Tenant All permanent improvements shall belong to Landlord.

  21.2. All trade fixtures and equipment and other personal property owned by Tenant and installed or placed by it in the Leased Premises may be removed by Tenant at any time during the term of the Lease. Provided Tenant gives Landlord prior reasonable notice, and provided further that Tenant pays Landlord prorated Rent through the date of the removal of such trade fixtures, equipment and other personal property, such removal may also take place within fifteen (15) days after the expiration term of the Lease. Tenant agrees to repair any damage to the Leased Premises occasioned by such removal.

22.    Assignment and Subletting

   22.1. Tenant shall have the right to assign this Lease or sublet the entire Leased Premises at any time without Landlord's consent or approval. Tenant shall give prior written notice of any and all assignments and subleases to Landlord, together with a copy of the applicable instrument.



                               14
   22.2.      Unless   agreed  otherwise  by  the  parties,   the
       assignment  of  this  Lease or subletting  of  the  Leased
       Premises shall not relieve Tenant of its obligations under this Lease.

  23.    Eminent Domain

   23.1. If the entire building on the Leased Premises shall be taken by reason of condemnation or under eminent domain proceedings, Landlord or Tenant may terminate this Lease as of the date when possession of the building is taken. If a portion of the building shall be taken under eminent domain or by reason of condemnation and if in the opinion of Tenant, reasonably exercised, the remainder of the building is no longer suitable for Tenant's business, this Lease, at Tenant's option, to be exercised by ten
       (10) days prior written notice to Landlord given within sixty (60) days of such taking, shall terminate. In such event, any unearned Rent paid or credited in advance shall be refunded to Tenant If this Lease is not so terminated, Landlord shall proceed promptly and with due diligence, to restore the building. Until so restored, Rent shall abate to the extent that Tenant shall not be able to conduct business in a reasonable manner, and Rent for the remaining portion of the term of this lease shall be proportionately reduced (based on the reduced square foot floor area of the building).

  23.2.In  the  event  (A) any part of the parking areas  of  the
       Leased Premises shall be taken by reason of condemnation or under eminent domain proceedings (unless there are at least fifty (50) regular spaces and four (4) handicapped spaces left on the Leased Premises after the condemnation), or (B) if as a result of any taking of the Leased Premises or other property subject to an easement benefiting the Leased Premises any driveway or curb cut access to the
       Leased Premises  will   be  closed  (other than  temporary
       closings of less than six (6) months due to construction resulting from such taking), and if, under either event described in Section 23.2(A) or Section 23.2(B) above, in the opinion of Tenant, reasonably exercised, the
       Leased Premises  are  no   longer   suitable  for Tenant's
       business,  this  Lease,  at   Tenant's  option by ten (10)
       days prior written notice  to Landlord given  within sixty
       (60) days  of  such  taking,   shall  terminate.  If  this
       Lease is  not  so  terminated,   Landlord,  at  Landlord's
       expense, shall proceed  promptly and  with  due  diligence
       to restore the remaining  Leased    Premises  and  parking
       areas  to  a  proper  and   usable    condition.  However,
       Tenant shall not have the right to terminate this Lease if Landlord provides alternate parking areas which are
       reasonably acceptable  to  Tenant   Until  restored,  Rent
       shall abate  to  the  extent  that  Tenant  shall  not  be
       able to conduct  business  at  the   Leased  Premises in a
       reasonable manner, and Rent for the remaining portion of the term of this Lease shall be proportionally reduced (based on the effect such taking has on Tenant's business at the Leased Premises).

    23.3.      For   purposes   of   this   Section,   the   term
        `condemnation or under eminent domain proceedings' shall include conveyances and grants made in anticipation of or in lieu of such proceedings.


24. Tenant's Default

    24.1. Each of the following shall constitute a default by Tenant and a breach of this Lease:

      24.1.1. Any of the following which shall result in final adjudication against Tenant

        24.1.1.1. The filing of a bankruptcy petition by or against Tenant for adjudication, reorganization or arrangement, or

        24.1.1.2.     Any   proceedings   for   dissolution    or
               liquidation of Tenant, or

        24.1.1.3. Any assignment for the benefit of Tenant's creditors.

      24.1.2.  Failure to:

        24.1.2.1. Pay Rent for a period of fifteen (15) days after receipt of written notice; or

        24.1.2.2.   Perform  any other covenant or  condition  of
               this  Lease for a period of thirty (30) days after
               receipt of written notice.
                                       15

   24.2.    In  the  event of any default of Tenant, in  addition
       to any other remedies available to Landlord by law, Landlord may serve written notice upon Tenant that Landlord elects to terminate this Lease upon a specified date not less than thirty (30) days after the date of receipt of such notice. This Lease shall expire on the date so specified as if that date had been originally fixed as the expiration date of the term granted in this
       Lease unless payment in full has been made within such thirty (30) day period, or, for non-monetary defaults, unless steps have, in good faith, been commenced promptly by Tenant to cure the default, and are prosecuted to completion with diligence and continuity. If the matter in question shall involve building construction, and if Tenant shall be subject to unavoidable delay by conditions beyond the control of Tenant, Tenant's time to perform shall be extended for a period commensurate with such delay, provided such delay does not exceed six (6) months without Landlord's consent

   24.3. Upon termination of this Lease for Tenant's default, Landlord or its agents may immediately or at any time after the termination, re-enter and resume possession of the Leased Premises and remove all persons and property from the Leased Premises, by a suitable action or proceeding at law, without being liable for any damages subject, however, to Tenant's right to remove trade fixtures and personal property, after notice to Landlord, within fifteen (15) days after termination of the Lease. No re-entry by Landlord shall be deemed an acceptance or a surrender of this Lease. Landlord may then, in its own behalf, relet any portion of the Leased Premises for any period of the remaining term for any reasonable sum to any reasonable tenant for any reasonable use or purpose. In connection with any reletting, Landlord may make any changes to the Leased Premises and may grant any concessions of free rent as may be reasonably appropriate or helpful in effecting such lease.

25.Rent Under Tenant's Default

  25.1.      In  no  event  shall  Landlord  be  entitled  to  an
       acceleration of Rent Additionally, in the event this Lease shall be terminated for Tenant's default, Landlord's sole remedy shall be to recover from Tenant an amount equal to the amount of Rent, real estate taxes and insurance reserved under this Lease for the remainder of the initial term or the option period then in effect, as the case may be, less the net rent, real estate taxes and insurance if any, collected by Landlord on reletting the Leased Premises, which shall be due and payable, by Tenant to Landlord, on the several days on which the Rent reserved in this Lease would have become due and payable. Net rent collected on reletting by Landlord shall be computed by deducting frofl1 the gross rents collected all actual and reasonable expenses incurred by Landlord in connection with the relettiflg of the Leased Premises, including brokers commissions and the cost of repairing, renovating or remodeling the Leased Premises, but not including the cost of performing any covenant required to be performed by Landlord under this Lease.

26. Landlord's Default

   26.1. Each of the following shall constitute a default by Landlord and a breach of this Lease:

     26.1.1. Landlord shall neglect to pay when due any taxes or any obligations on any mortgage or encumbrance affecting title to the Leased Premises within fifteen
          (15) days after written notice to Landlord (to which this Lease shall be subordinate); or

     26.1.2.   Landlord  shall  fail to make  any  other  payment
          which  Landlord -is obligated to pay under this  Lease,
          and  such  default continues uncured for  fifteen  (15)
          days after written notice to Landlord; or

     26.1.3 In the event Landlord shall fail to perform any other obligation specified in this Lease, and such default continues uncured for thirty (30) days after notice to Landlord, or if such default can not reasonably be cured within such thirty (30) period, then within an additional thirty (30) period, provided Landlord is at all times diligently and in good faith prosecuting the cure of same.

   26.2. In the event of Landlord's default, in addition to any other remedies available to Tenant by law, Tenant may, but shall not be required to, cure such default, and do all necessary work and make all necessary payments on behalf of and at the expense of Landlord. In such event, Landlord shall, within thirty (30)


                                      16
        days of demand, pay Tenant the amount actually paid by Tenant in curing any such default If not paid within thirty (30) days after written notice to Landlord, Tenant and Landlord agree to submit the dispute to binding arbitration pursuant to the rules of the American Arbitration Association ("AAA") for resolution as quickly as possible pursuant to the AAA procedures. The prevailing party in the arbitration proceedings shall be entitled to recover from the other party the prevailing party's reasonable attorney's fees and other costs associated with the arbitration. If the Tenant prevails in the arbitration proceeding, and if Tenant does not receive full payment of all amounts owed, including attorney's fees, within thirty (30) days of the final arbitration decision, Tenant may withhold Rent and other payments due to Landlord and apply the Rent or other payments to the payment of the indebtedness. Withholding of Rent or other payments as provided in this Section or elsewhere in this Lease shall not constitute a default by Tenant in the payment of Rent or other payments unless Tenant shall fail to pay such amount withheld within Thirty (30) days after a final adjudication that such amount withheld is owing to Landlord.

27. Force Majeure

    27.1. Anything in this Lease to the contrary notwithstanding, neither Landlord nor Tenant shall be in default of the performance of any provisions of this Lease to the extent such performance is delayed or prevented by strike, war, act of God, or other cause beyond the control of the party seeking to excuse such performance provided, however, no such excusable delay shall exceed ninety (90) days.

28. Severability

    28.1. If any term or provision of this Lease (or the application of any term of provision of this Lease to any person or circumstances) shall to any extent be invalid or unenforceable, the remainder of this Lease (or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable) shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

29.Obligation of Successors

    29.1. All of the provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, legal representatives, successors and assigns. All covenants, conditions and agreements contained in this Lease shall be construed as covenants running with the land.

   29.2. In the event of any sale or other transfer of Landlord's interest in the Leased Premises, and provided Landlord gives Tenant written notice of such transfer along with a copy of an agreement by the new landlord/owner whereby the new landlord/owner is agreeing to recognize this Lease and assume all of Landlord's obligations under this Lease, Landlord shall be relieved of all liabilities and obligations of Landlord under this Lease accruing after the date of such transfer.

30.  Notices

   30.1. All notices and Rent shall be sent to Landlord as follows, until Tenant is notified by Landlord otherwise in writing:

               To Landlord:    Herkimer Rd. & Euclid Rd. Development LLC
                               c/o Westlake Development LLC
                               753 James Street, Suite B-I
                               Syracuse, New York 13203
                               Attention: Joseph P. Kane

               with a copy to: Shulman, Curtin, Grundner & Regan, P.C.
                               250 South Clinton Street, Suite 502
                               Syracuse, NY 13202
                               Attention: Stephen G. Etoll, Esquire


                               17
  30.2. All notices shall be sent to Tenant as follows, until Landlord is notified by Tenant otherwise in writing:

      To Tenant at    Eckerd Corporation
                      Store No. 5887R
                      8333 Bryan Dairy Road
                      Largo, Florida 33777
                      Attention: Vice President, Real Estate

      with copies to: Eckerd Corporation   and       Eckerd Corporation
                      Store No. 5887R                Store No. 5887R
                      615 Alpha Drive                8333 Bryan Dairy Road
                      Pittsburgh, Pennsylvania 15238 Largo, Florida 33777
           Attn: Regional Real Estate Director  Attn: Legal Department (CW3W)

  30.3. Notices to each party shall be sent by certified mail, return receipt requested, or by bonded overnight courier, and shall be effective upon receipt or refusal to. accept delivery. Notices delivered to the Leased Premises shall not constitute notice to Tenant under the terms of this Lease.

31. Miscellaneous

  31.1.    The  captions in this Lease are for convenience  only.
      They are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

  31.2. This Lease shall be construed in accordance with applicable law of the state in which the Leased Premises are located.

  31.3.   Intentionally Deleted.

  31.4. Other than the Estoppel Certificate required by Landlord at the time of the placement of the construction financing and the permanent loan associated with this Lease, Tenant agrees from time to time but no more often than three times per Lease year, upon (a) not less than thirty (30) days' prior written request by Landlord, and
      (b) payment by Landlord of a $150.00 fee to cover legal and administrative costs incurred by Tenant in processing such request, to execute and deliver to Landlord in a reasonably timely manner Tenant's standard written Estoppel Certificate stating (I) whether this Lease has been modified or amended and, if so, identifying any such modification or amendment, (ii) whether Rent and other charges have been paid more than thirty (30) days in advance of the date when due and, if so, the date to which they have been paid in advance; and (iii) whether to the best of Tenant's knowledge, any uncured default exists on the part of Landlord and, if so, specifying the nature of such default.

  31.5.     One  or  more  waivers  of  any  covenant,  term   or
      condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition. Any delay or omission by either party to seek a remedy for any breach of this Lease or to exercise a right accruing to such party by reason of such breach shall not be deemed a waiver by such party of its remedies or rights with respect to such breach. The consent or approval by either party to or of any act by the other patty requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any similar act

  31.6. This Lease shall become null and void without further action of the parties if Tenant has not received a fully-executed copy of this Lease Friday, March 5, 2004.

  31.7. The parties acknowledge, that the parties and their counsel have reviewed and revised this Lease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease, or any part of it, or any exhibits or amendments or agreements supplementary to this Lease.


                               18

   31.8. Should either party institute any action or proceeding to enforce any provision hereof or for a declaration of such party's rights or obligations hereunder, the prevailing party in such action or proceeding shall be entitled to receive from the losing party such amounts as the court may adjudge to be reasonable attorneys' fees and expenses for services rendered to the party prevailing in such action or proceeding, and such fees shall be deemed to have accrued upon the announcement of such action or proceeding.

32. Short Form Lease

  32.1. The parties agree that a short form version of this Lease will be executed for the purpose of recording. The short form lease shall be recorded before any mortgage placed on the Leased Premises or any part of the Leased Premises. Landlord shall pay for any and all real estate transfer fees assessed in connection with this Lease or assessed in connection with the recording of the short form version of this Lease.

33. Conditional Precedent

  33.1. The commencement of the term of this Lease and Landlord's and Tenant's obligations hereunder are expressly contingent upon Landlord obtaining all necessary approvals and permits from all applicable governmental agencies and authorities in order to permit and accommodate Tenant's intended use of the Leased Premises as set forth in this Lease and to permit the construction of the Leased Premises as shown on Exhibit "A." Landlord agrees to use all commercially reasonable efforts and to work diligently to obtain such approvals and permits. Notwithstanding the foregoing, such approvals and permits shall not include licenses for the sale of alcoholic beverages for off-premises consumption as set forth in
      Section 1.2. of this Lease. In the event the foregoing approvals and permits are not obtained by Landlord on or before April 1, 2004, Tenant, at Tenant's sole discretion, shall have the option of extending the deadline for Landlord obtaining the foregoing approvals and permits, or of canceling this Lease by giving Landlord thirty (30) days written notice thereof~ provided however, that Tenant's cancellation shall be nullified if Landlord obtains the foregoing permits and approvals within such 30-day period.

IN WITNESS WHEREOF the parties have caused this Lease to be executed by their respective duly authorized representatives as of the date set forth in the initial paragraph of this Lease.
                                                 "LANDLORD"

WITNESSES as to Landlord:               HERKIMER RD & EUCLID RD DEVELOPMENT
                                        LLC, a New York limited
                                        liability company

                                       By:Westlake       Holding,
                                          Inc.,   a   New   York
                                          corporation, its  sole
                                          member
/s/ Nancy J Suertin
Printed Name: Nancy J Suertin          By /s/ Joseph P Kane
                                              Joseph P. Kane
                                              President
/s/ Karen L Balck
Printed Name:  Karen L Balck



                               19

                                                   "TENANT"
WITNESSES as to Tenant                  ECKERD CORPORATION, a
                                        Delaware corportation
/s/ Nancy J Eldridge
Printed Name Nancy J Eldridge           By: /s/ Robert J Malagon
                                                Robert J. Malagon,
Vice President

/s/ Colleen Marco
Print Name: Colleen Marco







                               20






                         EXHIBIT "B"

                      LEGAL DESCRIPTION
                        ECKERD PARCEL


ALL THAT CERTAIN PIECE OR PARCEL OF LAND SITUATE IN THE CITY
OF  UTICA,  COUNTY OF ONEIDA, STATE OF NEW YORK, BEING  MORE
PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EASTERLY STREET LINE OF NORTHERN ROAD AT ITS INTERSECTION WITH THE DIVISION LINE BETWEEN THE LANDS NOW OR FORMERLY OF QUAD GROUP DEVELOPERS, INC. AS DESCRIBED IN LIBER 2774 OF DEEDS AT PAGE 326 ON THE NORTH AND THE LANDS NOW OR FORMERLY DANIEL F & MARIAM S COLINO AS DESCRIBED IN BLBER 2062 OF DEEDS AT PAGE 11 ON THE SOUTH, SAID POINT BEING NORTH 42 DEG 51 MIN. 00 SEC. EAST A DISTANCE OF 116.33 FEET ALONG THE SAID LINE OF NORTHERN ROAD FROM ITS INTERSECTION WITH THE NORTHERLY STREET LINE OF HERKIMER ROAD; THENCE NORTH 42 DEG. 51 MIN. 00 SEC. EAST ALONG THE SAID LINE OF NORTHERN ROAD, A DISTANCE OF 297.84 FEET TO A POINT: THENCE SOUTH 47 DEG. 13 MIN. 00 SEC. EAST THROUGHT THE LANDS OF SAID QUARD GROUP DEVELOPERS, INC., A DISTANCE OF 300.19 FEET TO A POINT ON THE WESTERLY STREET LINE OF EUCLID ROAD; THENCE SOUTH 42 DEG. 48 MIN. 00 SEC. WEST ALONG THE SAID LINE OF EUCLID ROAD, A DISTANCE OF
392.32 FEET TO A POINT ON THE SAID NORTHERLY STREET LINE OF HERKIMER ROAD; THENCE NORTH 51 DEG. 22 MIN. 28 SEC. WEST ALONG SAID LINE OF HERKIMER ROAD, A DISTANCE OF 22.57 FEET TO A POINT ON THE DIVISION LINE BETWEEN THE LANDS NOW OR FORMERLY DANIEL F. & MARIAM S COLINO AS DESCRIBED IN LIBER 2062 OF DEEDS AT PAGE 13 ON THE WEST AND THE LANDS NOW OR FORMERLY OF MICHAEL J RITTER AS DESCRIBED IN LIBER 2797 OF DEEDS AT PAGE 28 ON THE EAST: THENCE NORTH 39.DEG. 57 MIN. 51 SEC. EAST ALONG SAID DIVISION LINE, A DISTANCE OF 116.05 FEET TO A POINT ON THE DIVISION LINE BETWEEN THE SAID LANDS OF QUAD GROUP DEVELOPERS, INC. ON THE NORTH AND THE SAID LANDS OF COLINS (2062/11 & 13; THENCE NORTH 51 DEG. 27 MIN.MIN. 00 SEC. WEST ALONG SAID DIVISION LINE, A DISTANCE OF 94.92 FEET TO THE POINT OF BEGINNING, CONTAINING 2.520 ACRES OF LANDS, MORE OR LESS.
THE ABOVE DESCRIBED PARCEL BEING COMPRISED OF THE FOLLOWING FOUR PARCELS; BEING THE PARCEL CONVEYED TO NORTH UTICA SENIOR CITZENS RECREATION CENTER, INC. BY HAROLD HIRAM SHEPARD AND CATHERINE B SHEPARD BY DEED DATED AUGUST 19, 1975 AND RECORDED IN THE ONEIDA COUNTY CLERK'S OFFICE AS LIBER 2015 OF DEEDS AT PAGE 346; BEING THE PARCEL CONVYEYED TO NROTH UTICA SENIOR CITZENS RECREATION CENTER, INC. BY FLORENECE J LYNCH BY DEED DATED OTCTOBER 10, 1984 AND RECORDED IN THE ONEIDA COUNTY CLERK'S OFFICE AS LIBER 2185 OF DEEDS AT PAGE 67; BEING THE PARCEL CONVEYED TO MICHAEL J. RITTER BY KIM K LACHEVET AND KATHLEEN A LACHEVET BY DEED DATED OCTOBER 14, 1997 AND RECORDED IN THE ONEIDA COUNTY CLERK'S OFFCE AS LIBER 2797 OF DEEDS AT PAGE 28; AND BEING A PORTION OF PARCEL CONVEYED TO QUARD GROUP DEVELOPERS, BINC. BY THE BORARD OF EDUCATION OF THE CITY OF UTICA SCHOOL DISTRICT BY DEED DATED APRIL 3, 1997 AND RECORDED IN THE ONEIDA COUNTY CLERK'S OFFICE AS LIBER 2774 OF DEEDS AT PAGE 326.